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                                                                     Exhibit 4.5


                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT, dated July 13, 2000 (this "Agreement"), is entered into by and between Z-TEL TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and each of the investors listed on the signature pages hereto (the "Investors").

         WHEREAS, the Company and the Investors have executed a Stock Purchase Agreement, dated as of July 6, 2000, by and among the Company and the Investors (the "Stock Purchase Agreement"); and

         WHEREAS, the Company and the Investors wish to agree upon the terms and conditions on which the Company will provide for registration of the Conversion Shares and the Warrant Shares;

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                                 I. DEFINITIONS

         Capitalized terms used but not defined herein have the meaning assigned to such terms in the Stock Purchase Agreement.

             "Affiliate" means affiliate, as that term is defined under Rule
144.

             "Prospectus" means the prospectus included in any Registration Statement (including without limitation a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to such prospectus, including without limitation post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

             "Registrable Securities" means the Conversion Shares and Warrant Shares that are issued to the Investors, any of their respective Affiliates or any permitted transferee or designee or upon any stock split, stock dividend, recapitalization or other distribution with respect to, conversion or exchange of or in replacement of such shares until, in the case of any such security, (i) it is registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, (ii) it is saleable by


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the holder thereof pursuant to Rule 144(k) without any volume limitation applicable thereto, or (iii) it is distributed to the public pursuant to Rule
144.

             "Registration Expenses" means all fees and expenses relating to a Registration Statement incident to the performance of or compliance with this Agreement by the Company, including without limitation (i) all registration and filing fees (including without limitation fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) in compliance with securities or "blue sky" laws (including without limitation reasonable fees and disbursements of counsel for the underwriters or selling holders in connection with "blue sky" qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, or holders of a majority of the Registrable Securities being sold may designate)), (ii) printing expenses (including printing of prospectuses if requested by the holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company,
(v) fees and disbursements of independent certified public accountants of the Company (including the reasonable expenses of any special audit and "comfort" letters required by or incident to such performance), (vi) fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-laws of the National Association of Securities Dealers, Inc., if any, (vii) Securities Act liability insurance if the Company so desires such insurance,
(viii) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities by the Company are then listed, (ix) fees and expenses of all other persons retained by the Company, and (x) the reasonable fees and disbursements, not to exceed a total of $25,000, of not more than one counsel chosen by the holders of a majority of the Registrable Securities being registered; provided, however, that Registration Expenses will not include underwriting discounts and commissions relating to the offer and sale of Registrable Securities, all of which shall be borne by the holders of such Registrable Securities.

             "Registration Statement" means any registration statement under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including without limitation the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

             "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

             "SEC" means the Securities and Exchange Commission.


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             "Securities Act" means the Securities Act of 1933, as amended.

             "Shares" means the shares of equity securities of the Company outstanding from time to time.

             "Underwritten Offering" means a distribution, registered pursuant to the Securities Act, in which securities of the Company are sold to an underwriter for reoffering to the public.

         1.2 Whenever a number or percentage of Registrable Securities is to be determined hereunder, each then-outstanding Share that is exercisable to purchase, convertible into or exchangeable for shares of capital stock of the Company will be deemed to be equal to the number of shares of Common Stock for which such Share (or the security into which such Share is then convertible) is then so purchasable, convertible or exercisable.

                           II. PIGGYBACK REGISTRATION

         2.1 If at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering of any class of Shares (other than a registration statement (i) on Form S-4, S-8 or any successor form thereto or (ii) filed solely in connection with an offering made solely to employees of the Company, whether or not for its own account), then the Company will give written notice of such proposed filing to the holders of Registrable Securities promptly, but in any event at least 15 calendar days before the anticipated filing date.

         2.2 (a) Such notice will offer such holders the opportunity to register such amount of Registrable Securities for sale, in the same manner as the manner in which the shares to be registered in such Registration Statement are to be offered, as each such holder may request (a "Piggyback Registration"). Sections
3.2 and 3.3 shall apply to holders of Registrable Securities in a Piggyback Registration where shares are registered for sale on a continuous or delayed basis. Subject to Section 2.3 hereof, the Company will include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein.

             (b) The holders of Registrable Securities will be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

             (c) The Company will be responsible for all Registration Expenses related to such Piggyback Registration.



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         2.3 Priority on Piggyback Registration.

             (a) The Company will cause the managing underwriter or underwriters of a proposed Underwritten Offering to permit holders of Registrable Securities requested to be included in the registration for such offering to include therein all such Registrable Securities requested to be so included on the same terms and conditions as any similar securities, if any, of the Company included therein.

             (b) Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering deliver a statement in writing to the Company to the effect that the total amount of securities proposed to be included in such offering is such as to adversely affect the success of such offering, the number of Registrable Securities included in such offering shall be reduced, to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters, and any securities to be excluded shall come (i) first, pro rata, on the basis of the number of shares proposed to be registered, from the holders of Registrable Securities and other participating selling shareholders who are not holders of Registrable Securities, if any, who are to offer shares on a "piggyback" basis in such offering, and (ii) after all such securities are excluded, from the shares to be offered by the Company and any shareholder or shareholders on whose behalf the secondary registration was initiated, in accordance with the agreement of such parties.

                             III. SHELF REGISTRATION

         3.1 The Company shall, as promptly as practicable after the first anniversary of the first Closing under the Stock Purchase Agreement (the "Shelf Filing Date"), file a registration statement on an appropriate form (the "Shelf") to effect a shelf registration pursuant to Rule 415 under the Securities Act of all of the Registrable Securities that holders of Registrable Securities have indicated a desire to have registered pursuant to the following sentence. No later than 15 days prior to the Shelf Filing Date, each holder of Registrable Securities shall notify the Company in writing if such holder desires that all or a portion of its Registrable Securities be included in the Shelf, and, if so, such holder's intended method of distribution thereof; provided that the Company shall not be obligated to incur any expense or otherwise participate in any underwritten public offering of Registrable Securities. The Company shall cause such registration statement to become and remain effective until the second anniversary of the date of the last Closing under the Stock Purchase Agreement.

         3.2 Any holder of Registrable Securities wishing to sell its Registrable Securities pursuant to the Shelf and related Prospectus it will do so only in accordance with this Section 3. Each holder of Registrable Securities agrees to give written notice to the Company at least three (3) business days prior to any intended sale or distribution of Registrable Securities pursuant to the Shelf, which notice shall specify the date on which such holder intends to begin such distribution and any information with respect to such


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holder and the intended method of distribution that is required to amend or supplement the Registration Statement with respect to such intended distribution. As promptly as is practicable after the date such notice is provided, and in any event within two (2) business days after such date (such second business day after such date, referred to as the "First Sale Date"), the Company shall either (a) provide the notice to the holders contemplated by
Section 3.3 or (b) if necessary, prepare and file with the SEC a post-effective amendment to the Shelf or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference, or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, within such time period, the Company shall provide the holders of the Registrable Securities who gave such notice copies of any documents filed pursuant to this Section. Each holder who has given notice of intention to distribute such holder's Registrable Securities in accordance with this Section (a "Notice Holder") will sell Registrable Securities pursuant to the Shelf and related Prospectus only during the 45-day period commencing on the First Sale Date (such 45-day period is referred to as a "Selling Period"). The Notice Holders will not sell any Registrable Securities pursuant to such Registration Statement or Prospectus after such Selling Period without giving a new notice of intention to sell pursuant to this Section and otherwise complying with the requirements of this Section.

         3.3 Upon receipt of a notice from a Notice Holder pursuant to Section 3.2, or at any time during any Selling Period, if there exists any state of facts that, in the judgment of the Company, makes it advisable to suspend use of the Prospectus for a discrete period of time due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which the Company believes public disclosure would not be in the best interests of the Company, the Company shall deliver to the Notice Holders a notice to the effect of the foregoing and, upon receipt of such notice, each such Notice Holder's Selling Period will not commence or resume, as the case may be, until such Notice Holder is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use its reasonable efforts to ensure that the use of the Prospectus may be resumed, and the Selling Period will commence, as promptly as is practicable and, in the case of a pending development or event, as soon as the earlier of (x) public disclosure of such pending material corporate development or similar material event or (y) the time at which, in the judgment of the Company, public disclosure of such material corporate development or similar material event would be in the best interests of the Company. Notwithstanding the foregoing, as to each Notice Holder, the Company


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shall not be entitled to exercise its right under this paragraph to defer sales for more than 90 days in any twelve-month period.

                              IV. OTHER AGREEMENTS

         4.1 Granting of Other Registration Rights. Without the written consent of the holders of 66% of the then-outstanding Registrable Securities, the Company will not grant to any person the right to request the Company to register any equity securities of the Company under the Securities Act in a manner inconsistent with the provisions of this Agreement.

         4.2 Restrictions on Sale by Holders of Registrable Securities. Each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement filed pursuant hereto agrees, and will confirm such agreement in writing if such holder is so requested (pursuant to a timely written notice) by the managing underwriter or underwriters in an Underwritten Offering, not to effect any public sale or distribution of any of the Company's Shares (except as part of such Underwritten Offering), including a sale pursuant to Rule 144, during the 90-calendar day period (or such shorter period applicable to any officer, director or 5% or greater stockholder in connection with any underwritten public offering, without regard to any exception to such agreement granted by the managing underwriter or underwriters; provided that any such exceptions shall not exceed 500,000 shares in the aggregate) beginning on the effective date of the Registration Statement in connection with an Underwritten Offering.

         4.3 Registration Procedures. In connection with the Company's registration obligations pursuant to this Agreement, the Company will:

             (a) Prepare and file with the SEC a Registration Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof, and cause each such Registration Statement to become effective and, if such registration is pursuant to Section 3.1, remain effective as provided in Section 3.1; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company will furnish to the holders of the Registrable Securities covered by such Registration Statement copies of all such documents proposed to be filed, and will provide such holders a reasonable period of time to review and comment on such documents (or have counsel do the same). The Company will not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the holders of a majority of the Registrable Securities covered by such Registration Statement shall reasonably object on a timely basis;


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             (b) Prepare and file with the SEC such amendments and
post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the required period, if any; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or to such Prospectus as so supplemented;

             (c) Notify the selling holders of Registrable Securities and their counsel promptly (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective,
(ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the occurrence of any event which makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in a Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or that is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and
(vi) of any Company determination that a post-effective amendment to a Registration Statement would be appropriate; provided that each such selling holder shall cease using such Prospectus or amendment or supplement thereto immediately upon receipt of written notice from the Company as to the matters in
(ii), (iii), (iv), (v) and (vi) above;

             (d) Use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest reasonably possible moment;

             (e) Furnish to each selling holder of Registrable Securities and their counsel, without charge, at least one conformed copy of the Registration Statement and


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any post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed incorporated therein by reference and all exhibits, unless requested);

             (f) Deliver to each selling holder of Registrable Securities and their counsel, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request; and the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by each of the selling holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto, subject to Section 3.3.

             (g) Register or qualify or cooperate with the selling holders of Registrable Securities and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any seller reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdiction of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company will not be required to (i) qualify generally to do business or pay taxes in any jurisdiction in which it is not then so qualified or so required or (ii) take any action that would subject it to general service of process in any such jurisdiction in which it is not then so subject;

             (h) Cooperate with the selling holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates will not bear any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as are reasonably requested by the holders of Registrable Securities;

             (i) Cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States except as may be required solely as a consequence of the nature of such selling holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

             (j) Upon the occurrence of any event contemplated by Section 4.3(c)(v) or 4.3(c)(vi) hereof, prepare a supplement or post-effective amendment to each


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Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

             (k) Use its commercially reasonable efforts to cause all Registrable Securities covered by such Registration Statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed;

             (l) Make available for inspection by a representative of the holders of Registrable Securities being sold and any attorney or accountant retained by such selling holders, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such representative, attorney or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential at the time of delivery of such records, information or documents will be kept confidential by such persons unless (i) such records, information or documents are in the public domain or otherwise publicly available, (ii) disclosure of such records, information or documents is required by court or administrative order or is necessary to respond to inquires of regulatory authorities, or (iii) disclosure of such records, information or documents, in the opinion of counsel to such person, is otherwise required by law (including without limitation pursuant to the requirements of the Securities
Act); and

             (m) Comply with applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 1l(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 calendar days after the end of any 12-month period (or 90 calendar days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company, after the effective date of a Registration Statement, which statements shall cover said 12-month period.

         4.4 Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request.


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         4.5 Discontinuation of Sales. Each holder of Registrable Securities will be deemed to have agreed by virtue of its acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 4.3(c)(ii), (iii), (v) or (vi) hereof, such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4.3(j) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. In the event the Company shall give any such notice, the time period prescribed in Section 3.1 hereof will be extended by the number of days during the time period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 4.3(j) hereof or (y) the Advice.

         4.6 Rules 144 and 144A. Subject to Section 6.1 of the Stock Purchase Agreement, the Company will file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner, and will cooperate with any holder of Registrable Securities (including without limitation by making such representations as any such holder may reasonably request), all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by Rules 144 and 144A (including without limitation the requirements of Rule 144A(d)(4)). Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such filing requirements.

         4.7 Underwritten Registrations. If any Piggyback Registration is an Underwritten Offering, the Company will have the right to select the investment banker or investment bankers and managers to administer the offering.

                               V. INDEMNIFICATION

         5.1 Indemnification by the Company. The Company will, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities registered pursuant to this Agreement, the officers, directors and agents and employees of each of them, each person who controls such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against all losses, claims, damages, liabilities, costs (including without limitation the costs of investigation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, but only arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement,


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Prospectus or form of Prospectus or in any amendment or supplement thereto or in any Preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based solely upon information furnished in writing to the Company by such holder expressly for use therein; provided, however, that the Company will not be liable to any holder of Registrable Securities to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if either (A) (i) such holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such holder of a Registrable Security to the person asserting the claim from which such Losses arise and (ii) the Prospectus would have completely corrected such untrue statement or alleged untrue statement or such omission or alleged omission; or (B) such untrue statement or alleged untrue statement or such omission or alleged omission is completely corrected in an amendment or supplement to the Prospectus previously furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, and such holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the person asserting the claim from which such Losses arise.

         The rights of any holder of Registrable Securities hereunder will not be exclusive of the rights of any holder of Registrable Securities under any other agreement or instrument of any holder of Registrable Securities to which the Company is a party. Nothing in such other agreement or instrument will be interpreted as limiting or otherwise adversely affecting a holder of Registrable Securities hereunder and nothing in this Agreement will be interpreted as limiting or otherwise adversely affecting the holder of Registrable Securities' rights under any such other agreement or instrument, provided, however that no indemnified party will be entitled hereunder to recover more than its indemnified Losses.

         5.2 Indemnification by Holders of Registrable Securities. In connection with any Registration Statement in which a holder of Registrable Securities is participating, such holder of Registrable Securities will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and will severally indemnify, to the fullest extent permitted by law, the Company, its directors and officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange
Act), from and against all Losses arising out of or based upon any untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is finally judicially determined to have been contained in any information so furnished in writing by such holder to the Company expressly for use in


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such Registration Statement or Prospectus and was relied upon by the Company in the preparation of such Registration Statement, Prospectus or preliminary prospectus. In no event will the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses and underwriter's discounts and commissions) received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

         5.3 Conduct of Indemnification Proceedings. If any person shall become entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the "indemnifying party") of any claim or of the commencement of any action or proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the indemnifying party will not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced materially by such failure. All fees and expenses (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) will be paid to the indemnified party, as incurred, within five calendar days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). The indemnifying party will not consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any action or proceeding in which any indemnified party is or could be a party and as to which indemnification or contribution could be sought by such indemnified party under this Article V, unless such judgment, settlement or other termination includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

         5.4 Contribution. If the indemnification provided for herein is unavailable to an indemnified party under Section 5.1 or 5.2 hereof in respect of any Losses or is insufficient to hold such indemnified party harmless, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, will, jointly and severally, contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses will be deemed to include any legal or other fees or expenses incurred by such party in connection with any action or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provision of this Section, an indemnifying party that is a selling holder of Registrable Securities will not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party and distributed to the public exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 1l(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         The provisions of this Article V will survive so long as Registrable Securities remain outstanding, notwithstanding any transfer of the Registrable Securities by any holder thereof or any termination of this Agreement.

                                VI. MISCELLANEOUS

         6.1 No Inconsistent Agreements. The Company has not, as of the date hereof, and will not, on or after the date hereof, enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

         6.2 Amendments and Waivers; Several Obligations.

             (a) The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of holders of at least 80% of the then-outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of a majority of the Registrable Securities being sold by such holders; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

             (b) The execution of this Agreement by the Company and any Investor shall bind Investor and the Company, regardless of whether or how many other Investors have executed this Agreement. The execution of this Agreement by additional Investors from time to time until all of the Investors have executed this Agreement shall not be deemed an amendment to which Section 6.2(a) applies.

         6.3 Owner of Registrable Securities. The Company will maintain, or will cause its registrar and transfer agent to maintain, a stock book with respect to the Common Stock, in which all transfers of Registrable Securities of which the Company has received notice will be recorded. The Company may deem and treat the person in whose name Registrable Securities are registered in the stock book of the Company as the owner thereof for all purposes, including without limitation the giving of notices under this Agreement.

         6.4 Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, will be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

         6.5 Assignment. Each holder of the Registrable Securities may assign all or any part of its rights under this Agreement; but only to any person to whom such Holder sells, transfers, assigns or pledges such Registrable Securities; provided that, except as to transfers to Affiliates and to the partners of a Holder that is a limited partnership, the transferee shall receive the benefit of the assignment of rights under this Agreement only if the transferee receives at least 100,000 shares of Registrable Securities (or the equivalent thereof, if Series D Preferred or Warrants are transferred). In the event that such holder shall assign its rights pursuant to this Agreement in connection with the transfer of less than all its Registrable Securities, the Holder shall also retain its rights with respect to its remaining Registrable Securities.

         6.6 Remedies. In the event of a breach by the Company of its obligations under this Agreement, each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it will waive the defense that a remedy at law would be adequate.

         6.7 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and will be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by fax, or (iii) one business day after being deposited with a reputable next-day courier, postage prepaid if to the Company, at the address set forth on the signature page hereto, and if to any holder of Registrable

Securities, at the most current address given by such holder to the Company in accordance with the provisions of this Section 6.7.

         6.8 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same instrument.

         6.9 Headings. The headings in this Agreement are for convenience of reference only and will not limit or otherwise affect the meaning hereof.

         6.10 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles of such state.

         6.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein will remain in full force and effect and will in no way be affected, impaired or invalidated, and the parties hereto will use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

         IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the day and year first written above.


                                           Z-TEL TECHNOLOGIES, INC.



                                           By: /s/ D. Gregory Smith
                                               ---------------------------------
                                               D. Gregory Smith
                                               President and Chief Executive
                                               Officer


SEWANEE Z-TEL PARTNERS, L.P.               RICHLAND VENTURES III, L.P.



By: /s/ Buford H. Ortale                   By: /s/ Jack Tyrrell II
    -----------------------------------        ---------------------------------
    Title: President of General Partner        Title: Partner


GRAMERCY Z-TEL L.P.                        FULMEAD VENTURES LIMITED



By: /s/ Laurence S. Grafstein
    -----------------------------------
    Title:  Managing Director              By: /s/ Denis J.P. Therezien
                                               ---------------------------------
                                               Title:  Director


                                           LOVETT MILLER VENTURE FUND II,
                                             LIMITED PARTNERSHIP


                                           By: Lovett Miller Venture
                                               Partners II, LLC
Clay Biddinger


                                           By: /s/ W. Scott Miller
----------------------------------------       ---------------------------------
Signature                                      W. Scott Miller, Managing
                                               Director

                                   (continued)

         (signature pages for Registration Rights Agreement, continued)



Falcon Global Fund, L.P.                   McColl Partners Limited Partnership



By: /s/ Van Cushny                         By: /s/ Hugh L. McColl III
    -----------------------------------        ---------------------------------
    Print Name: Van Cushny                     Print Name: Hugh L. McColl III
                -----------------------                    ---------------------
    Title: Attorney-in-Fact                    Title: Managing General Partner
           ----------------------------               --------------------------


Woodmont Capital, LLC



By: /s/ Richard C. Patton
    ------------------------------------
    Print Name:  Richard C. Patton
    Title: Chief Manager and President

                                   (continued)

         (signature pages for Registration Rights Agreement, continued)




Charles M. Pinckney                         James Barden


/s/ Charles M. Pinckney                     /s/ Charles M. Pinckney, attorney in
----------------------------------------    ------------------------------------
Signature                                   fact for James Barden
                                            ------------------------------------
                                            Signature

CMB Capital L.L.C.

By: /s/ Clay M. Biddinger
    ------------------------------------
    Print Name: Clay M. Biddinger
                ------------------------
    Title: President & CEO
           -----------------------------